 Filed Pursuant to Rule 424(b)(3)
Registration No. 333-231035

PROSPECTUS

1,647,042 SHARES OF COMMON STOCK

This prospectus relates to the possible resale from time to time of up to 1,647,042 shares of our common stock, par value $0.0001 per share, which are held by, or may be issued to, the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of any shares offered by this prospectus.

Certain of the selling stockholders acquired or will acquire certain of these shares in connection with: (i) the conversion of outstanding senior convertible notes (the “Notes”) issued to ADEC Private Equity Investments, LLC (“ADEC”) pursuant to the terms and conditions of the Note Purchase Agreement we executed with ADEC on February 14, 2019 (the “NPA”); and (ii) our acquisition of certain assets from Laboratoires Mayoly Spindler SAS (“Mayoly”) pursuant to the terms and conditions of the Asset Purchase Agreement we entered into with Mayoly on March 27, 2019 (the “Mayoly APA”).

The number of shares of common stock being registered hereunder is comprised of: (i) 871,111 shares of common stock issuable upon conversion of the Notes, which Notes are convertible into shares of our common stock at an initial conversion price of $2.50, subject to certain beneficial ownership limitations (the “Note Conversion Shares”); (ii) 400,481 shares of our outstanding common stock issued to Mayoly on March 27, 2019 as partial consideration for the purchase of certain assets pursuant to the Mayoly APA (the “Mayoly Shares”); and (iii) an additional 375,450 shares of our common stock currently held in escrow, but, in accordance with the Mayoly APA, will be issued to Mayoly in the following installments: (y) 200,240 shares will be issued to Mayoly on December 31, 2019 and (z) the remaining 175,210 shares will be issued to Mayoly on December 31, 2020 (collectively, the “Mayoly Escrow Shares”). See the section entitled “Prospectus Summary—Recent Developments” beginning on page 3 of this prospectus for more information with respect to the NPA and the Mayoly APA.

The actual number of Note Conversion Shares issuable to ADEC, if any, could be materially more or less than 871,111 shares of common stock depending on the amount of accrued but unpaid interest that is converted into Note Conversion Shares. The number of Note Conversion Shares registered by the Registrant represents a good faith estimate, assuming for purposes hereof, the Notes will accrue interest through December 31, 2019 at a rate of 10% per annum. This presentation is not intended to constitute an indication or prediction of the date on which ADEC will convert the Notes into Note Conversion Shares, if at all.

In addition, the registration of shares of our common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of our common stock. The selling stockholders may resell or dispose of the shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through one or more underwriters, dealers or agents, or through any other means described in this prospectus under “Plan of Distribution” beginning on page 15 of this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares of common stock, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

Our common stock is listed on the Nasdaq Capital Market under the symbol “AZRX.” On April 24, 2019, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.55 per share.

We are an “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements.

Investing in these securities involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus and in the documents incorporated by reference herein for a discussion of the factors you should carefully consider before deciding to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 7, 2019

AZURRX  BIOPHARMA, INC.

You should rely only on the information contained in or incorporated by reference into this prospectus or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you, and, if given or made, you must not rely upon the information or representations as having been authorized. This prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus or any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, is delivered or securities are sold on a later date.

 ABOUT THIS PROSPECTUS

We will not receive any proceeds from the sale of any shares offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. Before making an investment decision, it is important for you to read and consider the information contained in this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

You may only rely on the information contained in this prospectus or incorporated herein by reference. We have not authorized anyone to provide you with information that differs from what is contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Unless otherwise indicated herein, references in this prospectus to “AzurRx,” “Company,” “we,” “us,” “our,” or similar references mean AzurRx BioPharma, Inc. and its subsidiaries on a consolidated basis. References to “AzurRx BioPharma” refer to AzurRx BioPharma, Inc. on an unconsolidated basis. References to “AzurRx SAS” refer to AzurRx SAS, AzurRx BioPharma’s wholly-owned subsidiary through which we conduct our European operations.

PROSPECTUS SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in shares of our common stock. You should read this entire prospectus carefully, including the “Risk Factors” section contained in this prospectus and the other documents incorporated by reference into this prospectus.

Overview

We are engaged in the research and development of non-systemic biologics for the treatment of patients with gastrointestinal disorders. Non-systemic biologics are non-absorbable drugs that act locally, i.e. the intestinal lumen, skin or mucosa, without reaching an individual’s systemic circulation. Our current product pipeline consists of two therapeutic programs under development, each of which are described below:

●
MS1819-SD

MS1819-SD is a yeast derived recombinant lipase for exocrine pancreatic insufficiency (“EPI”) associated with chronic pancreatitis (“CP”) and cystic fibrosis (“CF”). A lipase is an enzyme that breaks up fat molecules. MS1819-SD is considered recombinant because it was created from new combinations of genetic material in yeast called Yarrowia lipolytica. In June 2018, the Company completed an open-label, dose escalation Phase IIa trial of MS1819-SD in France, Australia, and New Zealand to investigate both the safety of escalating doses of MS1819-SD, and the efficacy of MS1819-SD through the analysis of each patient’s coefficient of fat absorption (“CFA”) and its change from baseline. A total of 11 CP patients with EPI were enrolled in the study and final data showed a strong safety and efficacy profile. Although the study was not powered for efficacy, in a pre-planned analysis, the highest dose cohort of MS1819-SD showed statistically significant and clinically meaningful increases in CFA compared to baseline with a mean increase of 21.8% and a p value of p=0.002 on a per protocol basis. Additionally, maximal absolute CFA response to treatment was up to 57%, with an inverse relationship to baseline CFA. In October 2018, the U.S. Food and Drug Administration (“FDA”) cleared the Company’s Investigational New Drug (“IND”) application for MS1819-SD in patients with EPI due to CF. In connection with the FDA’s clearance of the IND, in the fourth quarter of 2018 the Company initiated the multi-center Phase II OPTION study in the United States and Europe (the “OPTION Study”), which the Company expects will include approximately 30 patients. The Company dosed the first patients in the OPTION Study in February 2019 and reached 50% of its enrollment target for the OPTION Study in April 2019. The Company expects to conclude and announce topline results from the OPTION Study in the summer of 2019.

●
B-Lactamase Program

Our b-lactamase program focuses on products with an enzymatic combination of bacterial origin for the prevention of hospital-acquired infections and antibiotic-associated diarrhea (“AAD”) by resistant bacterial strains induced by parenteral administration of several antibiotic classes. Currently, we have two compounds in pre-clinical development in this program, AZX1101 and AZX1103. Both AZX1101 and AZX1103 are composed of several distinct enzymes that break up individual classes of antibiotic molecules. AZX1103 is a b-lactamase enzyme combination that has shown positive pre-clinical activity, with degradation of amoxicillin in the presence of clavulanic acid in the upper gastrointestinal tract in the Gottingen minipig model. Currently, we are focused on advancing pre-clinical development of AZX1103. At this time, the Company is currently assessing its plans for the continuation of the development of AZX1101.

Recent Developments

Issuance of Senior Convertible Notes

On February 14, 2019, we entered into the NPA with ADEC, pursuant to which we issued to ADEC two Notes in the principal amount of $1.0 million each (which Notes are individually referred to herein as “Note A” and “Note B”), resulting in gross proceeds us of $2.0 million. The Notes accrue interest at a rate of 10% per annum; provided, however, that in the event we elect to repay the full balance due under both Notes prior to December 31, 2019, the interest rate will be reduced to 6% per annum. The Notes will mature on the earlier to occur of (i) 10 business day following the receipt by us or AzurRx SAS of certain expected tax credits prior to July 2019 in the case of Note A (the “2019 Tax Credit”) and July 2020 in the case of Note B (the “2020 Tax Credit”), or (ii) December 31, 2019 in the case of Note A and December 31, 2020 in the Case of Note B. As a condition to entering into the NPA, AzurRx SAS and ADEC also entered into a Pledge Agreement, pursuant to which AzurRx SAS agreed to pledge an interest in the 2019 Tax Credit and the 2020 Tax Credit to ADEC in order to guarantee payment of all amounts due under the terms of the Notes.

Prior to their respective Maturity Dates, each of the Notes is convertible, at ADEC’s option, into Note Conversion Shares at an initial conversion price equal to the principal and accrued interest due under the terms of the Notes divided by $2.50; provided, however, ADEC may not convert any a portion of the Notes if such conversion would result in ADEC and/or entities or persons affiliated with ADEC beneficially owning in excess of 19.99% of our common stock issued and outstanding immediately after giving effect to the issuance of the Note Conversion Shares.

Asset Purchase Agreement with Mayoly

On March 27, 2019, we entered into an Asset Purchase Agreement with Mayoly (the “Mayoly APA”), pursuant to which we purchased all rights, title and interest in and to MS1819-SD. Upon execution of the Mayoly APA, the Joint Development and License Agreement (the “JDLA”) previously executed by AzurRx SAS and Mayoly was terminated. In addition, we granted to Mayoly an exclusive, royalty-bearing right to revenue received from commercialization of MS1819-SD within certain territories.

In accordance with the Mayoly APA, we provided to Mayoly the following consideration for the purchase of MS1819-SD:

(i)
we assumed certain of Mayoly’s liabilities with respect to MS1819-SD;

(ii)
we forgave all amounts currently owed to AzurRx SAS by Mayoly under the JDLA;

(iii)
we agreed to pay, within 30 days after the execution of the Mayoly APA, all amounts incurred by Mayoly for the maintenance of patents related to MS1819-SD from January 1, 2019 through the date of the Mayoly APA;

(iv)
we made an initial payment to Mayoly of €800,000, which amount was paid by the issuance of the Mayoly Shares; and

(v)
we agreed to pay to Mayoly an additional €1,500,000, payable in a mix of cash and shares of our common stock as follows (the “Milestone Payments”): (y) on December 31, 2019, a cash payment of €400,000 and 200,240 of the Mayoly Escrow Shares and (z) on December 31, 2020, a cash payment of €350,000 and the remaining 175,210 Mayoly Escrow Shares.

The Mayoly Shares and the Mayoly Escrow Shares were all issued upon execution of the Mayoly APA; provided, however, per the terms of the Mayoly APA, the Mayoly Escrow Shares will be held in escrow until the applicable Milestone Payment date, at which time the respective Mayoly Escrow Shares will be released to Mayoly.

Risk Factors

Our business is subject to substantial risk. Please carefully consider the section titled “Risk Factors” on page 6 of this prospectus for a discussion of the factors you should carefully consider before deciding to purchase securities that may be offered by this prospectus.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Corporate Information

We were incorporated on January 30, 2014 in the State of Delaware. In June 2014, the Company acquired 100% of the issued and outstanding capital stock of AzurRx SAS a company incorporated in October 2008 under the laws of France. Our principal executive offices are located at 760 Parkside Avenue, Downstate Biotechnology Incubator, Suite 304, Brooklyn, NY 11226. Our telephone number is (646) 699-7855. We maintain a website at www.azurrx.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

THE OFFERING

Shares of common stock offered by selling stockholders(1)	1,647,042

Use of Proceeds	We will not receive any proceeds from the sale of our common stock offered by the selling stockholders under this prospectus. See “Use of Proceeds” beginning on page 9 of this prospectus.

Risk Factors
See “Risk Factors” beginning on page 6 of this prospectus and in the documents incorporated by reference herein for a discussion of factors you should consider carefully before investing in our common stock.

Nasdaq Symbol	“AZRX”

(1)
The number of shares of common stock being registered hereunder is comprised of: (i) 871,111 Note Conversion Shares issuable upon conversion of the Notes; (ii) 400,481 Mayoly Shares issued to Mayoly on March 27, 2019 as partial consideration for the purchase of certain assets pursuant to the Mayoly APA; and (iii) 375,450 Escrow Shares which, in accordance with the Mayoly APA, will be issued to Mayoly in the following installments: (y) 200,240 shares will be issued to Mayoly on December 31, 2019 and (z) the remaining 175,210 shares will be issued to Mayoly on December 31, 2020.

The actual number of Note Conversion Shares issuable to ADEC, if any, could be materially more or less than 871,111 shares of common stock depending on the amount of accrued but unpaid interest that is converted into Note Conversion Shares. The number of Note Conversion Shares registered by the Registrant represents a good faith estimate, assuming for purposes hereof, the Notes will accrue interest through December 31, 2019 at a rate of 10% per annum. This presentation is not intended to constitute an indication or prediction of the date on which ADEC will convert the Notes into Note Conversion Shares, if at all.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our common stock could decline materially and you could lose all or part of your investment.

 CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus and the documents incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●	the availability of capital to satisfy our working capital requirements;

●	the accuracy of our estimates regarding expenses, future revenues and capital requirements;

●	our ability to continue operating as a going concern;

●	our plans to develop and commercialize our principal product candidates, consisting of MS1819-SD, AZX1103 and AZX1101;

●
our ability to initiate and complete our clinical trials and to advance our principal product candidates into additional clinical trials, including pivotal clinical trials, and successfully complete such clinical trials;

●	regulatory developments in the U.S. and foreign countries;

●
the performance of our third-party contract manufacturer(s), contract research organization(s) and other third-party non-clinical and clinical development collaborators and regulatory service providers;

●	our ability to obtain and maintain intellectual property protection for our core assets;

●	the size of the potential markets for our product candidates and our ability to serve those markets;

●	the rate and degree of market acceptance of our product candidates for any indication once approved;

●	the success of competing products and product candidates in development by others that are or become available for the indications that we are pursuing;

●	the loss of key scientific, clinical and nonclinical development, and/or management personnel, internally or from one of our third-party collaborators; and

●	other risks and uncertainties, including those listed in the “ Risk Factors ” section of this prospectus and the documents incorporated by reference herein.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section in this prospectus and the documents incorporated by reference herein, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus, the documents incorporated by reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus and the documents incorporated by reference herein by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the shares of our common stock offered by this prospectus. The selling stockholders will receive all of the proceeds from any sale of the shares of our common stock offered by this prospectus. For information about the selling stockholders, see “Selling Stockholders” on page 10 of this prospectus.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to 1,647,042 shares of our common stock previously issued to the selling stockholders, some of which remain subject to the terms of the Notes and escrow arrangement described in the footnotes to the table below including 871,111 of the shares of common stock are issuable upon conversion of Notes held by ADEC and 375,450 Mayoly Escrow Shares which, in accordance with the Mayoly APA, will be issued to Mayoly in the following installments: (y) 200,240 shares will be issued to Mayoly on December 31, 2019 and (z) the remaining 175,210 shares will be issued to Mayoly on December 31, 2020. See the section entitled “Prospectus Summary—Recent Developments” beginning on page 3 of this prospectus for more information.

The table below sets forth, to our knowledge, information as of the date of this prospectus for the selling stockholders and other information regarding the beneficial ownership of the shares of common stock held by the selling stockholders. The second column lists the number of shares and percentage of common stock beneficially owned by the selling stockholders as of April 25, 2019. The third column lists the maximum number of shares of common stock that may be sold or otherwise disposed of by the selling stockholders pursuant to the registration statement of which this prospectus forms a part. The fourth column lists the number of shares and percentage of common stock beneficially owned by the selling stockholders upon completion of the offering contemplated hereby, assuming the sale of all shares of common stock that may be sold or otherwise disposed of by the selling stockholders pursuant to the registration statement of which this prospectus forms a part. Notwithstanding, the selling stockholders may sell or otherwise dispose of some, all or none of their shares.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), beneficial ownership includes any shares of common stock as to which a selling stockholder has sole or shared voting power or investment power and any shares of common stock that the selling stockholder has the right to acquire within 60 days of April 25, 2019. The percent of beneficial ownership for the selling stockholders is based on 19,832,888 shares of our stock outstanding as of April 25, 2019. Except as described below, to our knowledge, none of the selling stockholders has been an officer or director of ours or of our affiliates within the past three years or had any material relationship with us or our affiliates within the past three years. Our knowledge is based on information provided by the selling stockholders questionnaires in connection with the filing of this prospectus. The selling stockholders have contractual rights to require us to file the registration statement of which this prospectus is a part.

The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness, the selling stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their common stock. See the section entitled “Plan of Distribution” beginning on page 15 of this prospectus.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares Beneficially Owned Prior to	Shares Offered	Shares Beneficially Owned After Offering (1)
Selling Stockholder	Offering (1)	Hereby	Number	Percent

ADEC Private Equity Investments, LLC	2,476,009(2)	871,111(3)	1,676,009	8.2%
Laboratoires Mayoly Spindler SAS	775,931	775,931(4)	-	-%

*	Less than 1%.

(1)
Assumes that the selling stockholders will sell all shares of common stock registered under this prospectus directly held by such selling stockholders.

(2)
Includes 1,031,268 shares of common stock, 644,741 shares of common stock issuable upon exercise of warrants and 800,000 shares of common stock issuable upon conversion of the outstanding principal amount of the Convertible Notes. As manager of ADEC Private Equity Investments, Edmond Burke Ross, Jr. holds sole voting and dispositive power over the shares held by the entity. The address of ADEC Private Equity Investments, LLC and Mr. Ross entities is c/o JDJ Family Office Services, P.O. Box 962049, Boston, MA 02196.

(3)
Amount offered for resale pursuant to this prospectus consists of a total of 800,000 shares of common stock issuable upon conversion of the outstanding principal amount of the Convertible Notes and 71,111 shares of common stock that may be issued as payment of accrued but unpaid dividends on the Convertible Notes through December 31, 2019, assuming the Convertible Notes accrue interest at a rate of 10% per annum.

(4)
Includes 375,450 shares of common stock currently held in escrow, which, in accordance with the Mayoly APA, will be issued to Mayoly in the following installments: (y) 200,240 shares will be issued to Mayoly on December 31, 2019 and (z) the remaining 175,210 shares will be issued to Mayoly on December 31, 2020. Christophe Hamon, Chief Financial Officer of Mayoly may be deemed to have investment and voting power over the shares held by Mayoly. Mayoly’s address is 6 Avenue de'l Europe 78400 Chatou, France.

 DESCRIPTION OF OUR COMMON STOCK

General

Our amended and restated certificate of incorporation (our “Charter”) authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Transfer Agent

The transfer agent and registrar for our common stock is Colonial Stock Transfer, 66 Exchange Place, 1st Floor, Salt Lake City, Utah 84111, Tel: (801) 355-5740.

Common Stock

As of April 25, 2019, there were 19,832,888 shares of our common stock issued and outstanding, which were held by approximately 110 stockholders of record, approximately 3,151,563 shares of common stock subject to outstanding warrants and 994,000 shares of common stock subject to outstanding stock options under our Amended and Restated 2014 Omnibus Equity Incentive Plan. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our Charter and Bylaws do not provide for cumulative voting rights.

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW AND
OUR CERTIFICATE OF INCORPORATION AND BYLAWS

Certain provisions of Delaware law, our Charter and Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our company to first negotiate with our Board of Directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law.

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●
prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

●
at or subsequent to the date of the transaction, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●
subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

●	the owner of 15% or more of the outstanding voting stock of the corporation;

●
an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

●	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our Charter and Bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our Board of Directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Charter and Bylaws.

Provisions of our Charter and Bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

PLAN OF DISTRIBUTION

ADEC and/or Mayoly (the “Selling Stockholders”) and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●
block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●
an exchange distribution in accordance with the rules of the applicable exchange;

●
privately negotiated transactions;

●
settlement of short sales;

●
in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●
a combination of any such methods of sale; or

●
any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption or exclusion from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Disclosure Law Group, a Professional Corporation, of San Diego, California.

EXPERTS

Mazars USA LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as set forth in their report, which is incorporated by reference in this prospectus. The report for AzurRx BioPharma, Inc. includes an explanatory paragraph about the existence of substantial doubt concerning its ability to continue as a going concern. Our financial statements are incorporated by reference in reliance on Mazars USA LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available, at no charge, to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2018, filed on April 1, 2019;

●	our Current Reports on Form 8-K, filed on February 20, 2019, March 28, 2019, April 3, 2019 and April 24, 2019; and

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the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on August 8, 2016, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

AzurRx Biopharma, Inc.
760 Parkside Avenue
Downtown Biotechnology Incubator, Suite 304
Brooklyn, New York 11226
(646) 699-7855.

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

PROSPECTUS

  1,647,042 SHARES

COMMON STOCK

June 7, 2019